SERVICER'S CERTIFICATE
CHEVY CHASE AUTO RECEIVABLES TRUST 1998-1
5.97 % AUTO RECEIVABLES BACKED CERTIFICATES

Distribution Date:    June 20, 2001
Collection Period:    May, 2001
Record Date:          June 19, 2001

     Under the pooling and Servicing Agreement, dated as of March 1, 1998, between Chevy Chase Bank,
F.S.B. (as "Seller  and "Servicer") and U.S. Bank
National Association, as trustee, the Servicer is required to prepare certain information each month regarding current distributions to Certificateholders and the performance of the Chevy Chase Auto Receivables
Trust 1998-1 (the "Trust") during the previous month.
The information which is required to be prepared with respect to the Distribution Date and Collection Period listed above is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Certificate, and certain other information is presented based upon the aggregate amounts for the Trust as a whole.


A.   Information Regarding the Current Monthly Distribution.
     1.  Certificates
         (a) The Aggregate amount of the
             distribution to
             Certificate holders on the
             Distribution Date Set forth above .....$   1,904,550.90

         (b) The amount of the distribution
             set forth in paragraph (a)
             above allocable to principal,
             including any overdue principal .......$   1,785,385.41

         (c) The amount of the distribution
             set forth in paragraph (a) above
             allocable to interest, including
             any overdue interest ..................$     119,165.49

         (d) The Insured Payments, if any, with
             respect to such Distribution
             Date ..................................$           0.00

         (e) The Premium Amount with
             respect to such Distribution
             Date ..................................$       2,770.93

         (f) The amount of the distribution
             set forth in paragraph (a) above,
             per Certificate in a principal
             amount of $1,000 ......................$     12.6128541

         (g) The amount of the distribution
             set forth in paragraph (b) above,
             per Certificate in a principal
             amount of $1,000 ......................$     11.8236827

         (h) The amount of the distribution
             set forth in paragraph (c) above,
             per Certificate in a principal
             amount of $1,000 ......................$      0.7891713

         (i) The amount of the distribution
             set forth in paragraph (d) above,
             per Certificate in a principal
             amount of $1,000 ......................$      0.0000000

         (j) The Certificate Principal Balance
             as of such Distribution Date (after
             giving effect to any distribution on
             such Distribution Date) ...............$  22,167,477.17

         (k) Reserve Account Withdrawal Amount......$           0.00

         (l) The balance of the Reserve Account,
             after effect to distributions
             and deposits and the change in the
             balances from that of such
             Distribution Date .....................$   3,269,702.88

         (m) Yield Maintenance Withdrawal Amount....$         600.54

         (n) The balance of the Yield
             Maintenance Account , after
             giving effect to distributions
             on such Distribution
             Date ..................................$       4,232.49

         (o) Monthly Servicing Fee..................$      46,907.69

         (p) Monthly Trustee's Fee..................$          67.86

         (q) Aggregate of all Purchase Amounts
             received on the related Determination
             Date ..................................$           0.00

         (r) Aggregate amount received with respect
             to Defaulted Receivables, including
             Liquidation Proceeds, during the
             related Collection Period..............$      82,032.47

         (s) The Reimbursement Amount for such
             Distribution Date......................$           0.00

B.   Information Regarding the Performance of the Trust.
     1.  Net Losses, Delinquencies and Pool Balance.
         (a) The aggregate net losses on the
             Receivables for the related Collection
             Period ................................$     122,920.65

         (b) The Net Loss Percentage relating to
             such Distribution Date.................%           6.65%

         (c) The Cumulative Net Loss Percentage
             relating to such Distribution Date.....%          11.54%

         (d) The aggregate principal balance of all
             Receivables which were delinquent 30
             days or more as of the last day of the
             related Collection Period (excluding
             defaulted receivables) ................$   4,083,705.62

         (e) Delinquency Percentage relating to such
             Distribution Date......................$          18.42%

         (f) The Specified Reserve Balance relating
             to such Distribution Date..............$   3,269,702.88

         (g) The Pool Balance as of the end of the
             related Collection Period .............$  22,167,477.17

         (h) The Pool Factor as of the end of the
             related Collection Period .............$      0.1468037

     Weighted average annual percentage rate (1)               16.12%

     Weighted average remaining term to maturity (1)           20.15


     (1) Weighted by current balance.






                      CHEVY CHASE BANK, F.S.B.
                      Auto Trust 1998-1  Servicer


                      Mark A. Holles
                      Group Vice President